Exhibit 11

                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE

                                                                                                 For the Three  Months
                                                                                                   Ended March 31, 2004
                                                                                                -------------------------
Period ending 03/31/04                                                   Current     Year to
                                           Net                             Period       Date       Basic       Diluted
                                           Shares   Total   Grant/Purch.   Days        Days       Weighted     Weighted
                                           Added    Shares      Date    Outstanding Outstanding    Shares       Shares
                                          ------- --------------------------------- ----------- ------------ ------------
Common Stock                                   -  2,201,356    12/31/03         91          91  200,323,396  200,323,396
Preferred Stock - Convertible                  -    849,723    12/31/03         91          91            -   77,324,793


                                          ------- ----------                                    ------------ ------------
End of period                                  0  3,051,079                                     200,323,396  277,648,189
Days Outstanding from Beginning of Period                                                                91           91
-----------------------------------------                                                       ------------ ------------
Weighted average number of common shares outstanding                                              2,201,356    3,051,079

Net income from continuing operations                                                                92,607       92,607
-----------------------------------------                                                       ------------ ------------
               Net income                                                                            92,607       92,607

Net income from continuing operations per share                                                        0.04         0.03
-----------------------------------------------                                                 ------------ ------------
          Net income per share                                                                         0.04         0.03
                                                                                                ============ ============




                                                                                                  For the Three Months
                                                                                                   Ended March 31, 2003
                                                                                                -------------------------
Period ending 03/31/03                                                   Current     Year to
                                           Net                             Period       Date       Basic       Diluted
                                           Shares   Total   Grant/Purch.   Days        Days       Weighted     Weighted
                                           Added    Shares      Date    Outstanding Outstanding    Shares       Shares
                                          ------- --------------------------------- ----------- ------------ ------------
Common Stock                                   -  1,992,056  12/31/2002                     90  179,285,040  179,285,040
Preferred Stock - Convertible                  -    849,723  12/31/2002                     90            -   76,475,070

                                          ------- ----------                                    ------------ ------------
End of period                                  0  2,841,779                                     179,285,040  255,760,110
Days Outstanding from Beginning of Period                                                                90           90
-----------------------------------------                                                       ------------ ------------
Weighted average number of common shares outstanding                                              1,992,056    2,841,779

Net income from continuing operations                                                               106,482      106,482
-----------------------------------------                                                       ------------ ------------
               Net income                                                                           106,482      106,482

Net income from continuing operations per share                                                        0.05         0.04
-----------------------------------------------                                                 ------------ ------------
          Net income per share                                                                         0.05         0.04
                                                                                                ============ ============

                                       20